ADDENDUM NO. 1 TO

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

SPINDLE, INC. (formerly COYOTE HILLS GOLF, INC.),

SPINDLE MOBILE, INC. AND

THE SELLING SHAREHOLDERS

THIS ADDENDUM NO. 1 TO THE ASSET PURCHASE AGREEMENT (“Addendum No. 1”) is made and entered into effective this 29th day of March, 2012, by and among SPINDLE, INC., a Nevada Corporation formerly known as Coyote Hills Golf, Inc. (“SPDL”), SPINDLE MOBILE, INC., a Delaware Corporation (“SMI”), MITCH POWERS, a shareholder and officer of Purchaser (“Powers”), STEPHANIE ERICKSON, a shareholder and officer of Purchaser (“Erickson”), and KAMIAR KHATAMI, an individual (“Khatami”) (all of whom are collectively referred to hereinafter as the “Parties”).

RECITALS

A.

On December 2, 2011, SPDL purchased the certain tangible and intangible assets of SMI.  In exchange for the assignment of the Assets, SPDL agreed to the following:

1.

The assumption of liabilities of SMI associated with the case United States District Court for the District of Arizona; Case #01-CV-441; Net MoneyIN, Inc. v Eprocessing Network;

2.

The issuance of 13,220,000 shares of the Registrant’s unregistered common stock;

3.

The cancellation by Ms. Erickson of 20,000,000 shares of the Registrant’s common stock owned by her;

4.

The cancellation by Mr. Powers of 20,000,000 shares of the Registrant’s common stock owned by him; and

5.

The cancellation by Mr. Khatami of 1,200,000 shares of the Registrant’s common stock owned by him.

B.

Subject to the terms and conditions set forth in the Asset Purchase Agreement, the Agreement became effective on December 2, 2011.

C.

As of the date of this Addendum No. 1, the current officers and directors of SPDL determined that the shares to be issued to Spindle Mobile contained a typographical error.

D.

As of the date of this Addendum No. 1, the current officers and directors of SPDL determined that the shares stipulated to be canceled by Erickson, Powers and Khatami were erroneously calculated for cancellation.

ADDENDUM NO. 1 TO ASSET PURCHASE AGREEMENT	Page 1 of 3

NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties contained herein, the parties hereto agree as follows:

1.

Section 1.4 Consideration, is revised, as follows:

Subject to the terms and conditions set forth in this Agreement, as consideration for the Purchased Assets, Purchaser agrees to pay, or cause to be paid, to Seller an aggregate purchase price (the “Purchase Price”) equal Thirteen Million Two Hundred Thousand (13,200,000) shares of Purchaser’s Common Stock (the “Purchase Price” or the “Stock Consideration”).

2.

Section 3.3 Capitalization of Purchaser, is revised to reflect:

(A)

At or prior to Closing, Powers shall return, and Purchaser shall cancel, 19,965,000 shares of common stock owned by Powers (the “Powers Cancelled Shares”).

(B)

At or prior to Closing, Erickson shall return, and Purchaser shall cancel, 19,965,000 shares of common stock owned by Powers (the “Erickson Cancelled Shares”).

(C)

At or prior to Closing, Khatami shall return, and Purchaser shall cancel, 1,190,000 shares of common stock owned by Khatami (the “Khatami Cancelled Shares”).

(D)

On the closing date of this Agreement, and after allowing for the cancellation of the shares owned by the SPDL Shareholders, Purchaser shall have 3,280,000 shares issued and outstanding.

(E)

Upon closing and consummation of this Agreement, Purchaser shall have 16,480,000 shares of its common stock issued and outstanding.

3.

Other than as specifically provided in this Addendum No. 1, all other provisions of the Asset Purchase Agreement shall remain in full force and effect, the Asset Purchase Agreement as amended by this Addendum No. 1 constituting the sole and entire agreement between the parties as to the matters contained herein, and superseding any and all conversations, letters and other communications which may have been disseminated by the parties relating to the subject matter hereof, all of which are void and of no effect.

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IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

SPINDLE, INC., a Nevada corporation (formerly Coyote Hills Golf, Inc.)		SPINDLE MOBILE, INC. a Delaware corporation

By:		By:

Name:	Mitch Powers	Name:	David J. Ide

Title:	President	Title:	President

MITCH POWERS, Individually		STEPHANIE ERICKSON, Individually

By:		By:

Name:	Mitch Powers	Name:	Stephanie Erickson

KAMIAR KHATAMI, Individually

By:

Name:	Kamiar Khatami

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